Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer (909) 980-4030

CVB Financial Corp. to Present at FIG Partners’ 5th Annual West Coast Bank CEO Forum

Ontario, CA, February 4, 2014 - Chris Myers, President and Chief Executive Officer of CVB Financial Corp, will be attending the FIG Partners’ 5th Annual West Coast Bank CEO Forum in San Francisco, California on Wednesday February 5th and Thursday February 6th. At 10 a.m. (PST) on Thursday Mr. Myers will be a participant on the Leaders Bank Panel. In addition, Mr. Myers will also be hosting one-on-one meetings with investors.

Mr. Myers’ one-on-one presentation materials utilized at the conference will be available by visiting the Company’s website at www.cbbank.com under the “Our Investors” tab.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.7 billion. Citizens Business Bank serves 40 cities with 38 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, and the Central Valley areas of California. The Bank intends to open a new Business Financial Center in San Diego County in the spring of 2014.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the Our Investors tab.